AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT is made effective as of the 28th day of October, 2003.

AMONG:

JOHN COCKBURN (the "Principal Shareholder")

OF THE FIRST PART

AND:

BULLDOG TECHNOLOGIES INC., a Nevada corporation (“Bulldog Nevada")

OF THE SECOND PART

AND:

NORTHWARD VENTURES, INC., a Nevada corporation (“Northward")

OF THE THIRD PART

AND:

BULLDOG ACQUISITION CORP., a Nevada corporation (“Northward Sub")

OF THE FOURTH PART

WHEREAS:

A.
The Boards of Directors of each of Northward, Northward Sub and Bulldog Nevada deem it desirable and in the best interests of their respective shareholders that Bulldog Nevada be merged with and into Northward Sub with Northward Sub as the surviving corporation (the “Merger”) on the terms and subject to the conditions of this Agreement;

B.	The Boards of Directors of each of Northward, Northward Sub and Bulldog Nevada have approved and adopted this Agreement;

C.
Northward Sub is a wholly-owned subsidiary of Northward and Northward Sub joins in the execution of this Agreement in order to provide certain representations, warranties and covenants to Bulldog Nevada;

D.	Northward, as the sole shareholder of Northward Sub, has approved the Merger;

E.
The Principal Shareholder is a director, officer and the principal shareholder of Bulldog Nevada and joins in the execution of this Agreement in order to provide certain representations, warranties and covenants to Northward and Northward Sub; and

F.
Northward has entered into an agreement with Bulldog Technologies Inc., a British Columbia company, the Principal Shareholder and the remaining shareholders of Bulldog BC dated the 28th day of October, 2003 whereby Northward has agreed to acquire all of the issued and outstanding shares of Bulldog BC.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of covenants and agreements set forth herein and of the sum of $10.00 paid by Northward to each of the Principal Shareholder and to Bulldog Nevada, the receipt of which is hereby acknowledged, the parties hereto agree each with the other as follows:

ARTICLE 1.
DEFINITIONS

1.1	Definitions. The following terms have the respective meanings specified in this Article, unless the context indicates otherwise.

	(a)	"Agreement" shall mean this Agreement, and all the exhibits, schedules and other documents attached to or referred to in the Agreement, and all amendments and supplements, if any, to this Agreement;

	(b)	"Antares" means Antares Investments Ltd., a Turks and Caicos corporation;

(c)
"Antares Loans" means the loans by Antares to Bulldog BC, initially by loan agreement dated August 28, 2003, as secured by a general security agreement granted by Bulldog BC in favour of Antares and a guarantee by Bulldog Nevada;

	(d)	"Bulldog BC" shall mean Bulldog Technologies Inc., a British Columbia company;

(e)
"Bulldog BC Acquisition Agreement" shall mean the agreement between Northward, Bulldog BC, the Principal Shareholder and the other shareholders of Bulldog BC dated the 28th day of October, 2003 whereby Northward has agreed to acquire all of the issued and outstanding shares of Bulldog BC;

	(f)	"Exchange Act" shall mean the United States Securities Exchange Act of 1934, as amended;

	(g)	"GAAP" shall mean United States generally accepted accounting principles applied in a manner consistent with prior periods;

	(h)	"Northward Private Placement" shall mean private placement to be completed by Northward pursuant to Section 2.3 of the Bulldog BC Acquisition Agreement;

	(i)	"SEC" shall mean the Securities and Exchange Commission;

	(j)	"Securities Act" shall mean the United States Securities Act of 1933, as amended; and

(k)

"Taxes" shall include federal, state, provincial and local income taxes, capital gains tax, value-added taxes, franchise, personal property and real property taxes, levies, assessments, tariffs, duties (including any customs duty), business license or other fees, sales, use and any other taxes relating to the assets of the designated party or the business of the designated party for all periods up to and including the Closing Date, together with any related charge or amount, including interest, fines, penalties and additions to tax, if any, arising out of tax assessments.

1.2

Schedules. The following schedules are attached to and form part of this Agreement:

Disclosure Schedule 2.9 – Certificate of Non-U.S. Shareholder and Certificate of U.S. Shareholder
Disclosure Schedule 3.3 – Capitalization of Bulldog Nevada
Disclosure Schedule 3.4 – Bulldog Nevada Shareholders
Disclosure Schedule 3.7 – Actions and Proceedings
Disclosure Schedule 3.10 – Financial Statements
Disclosure Schedule 3.11 – Absence of Undisclosed Liabilities
Disclosure Schedule 3.13 – Absence of Undisclosed Changes
Disclosure Schedule 3.18 – Material Contracts
Disclosure Schedule 5.3 – Capitalization of Northward

1.3	Currency. All dollar amounts referred to in this Agreement are in United States funds, unless expressly stated otherwise.

ARTICLE 2.
THE MERGER

2.1
The Merger. At the Effective Time (as defined in Section 2.3 below), Bulldog Nevada will be merged with and into Northward Sub in accordance with this Agreement, the Certificate of Merger substantially in the form of Exhibit A attached to this Agreement (the “Certificate of Merger”), and the applicable provisions of Chapter 92A of the Nevada Revised Statutes (the “Nevada Law”). Following the Merger, Northward Sub will continue as the surviving corporation (the “Surviving Corporation”) and the separate existence of Bulldog Nevada will cease, except insofar as it may be continued by Nevada Law.

2.2
Closing. As soon as practicable following the satisfaction or waiver of the conditions set forth in Section 6 of this Agreement, and provided that this Agreement has not been terminated pursuant to Section 9, the parties to this Agreement will hold a closing (the “Closing”) for the purpose of confirming the consummation of the Merger at a time and date mutually agreed upon by the parties. Unless otherwise agreed by the parties, the Closing will take place at the offices of the lawyers for Northward or at such other location as agreed to by the parties. Notwithstanding the location of the Closing, each party agrees that the Closing may be completed by the exchange of undertakings between the respective legal counsel for the Principal Shareholder, Bulldog Nevada, Northward and Northward Sub, provided such undertakings are satisfactory to each party’s respective legal counsel. The date on which the Closing actually occurs is referred to as the “Closing Date.” At the Closing, the parties will execute and exchange all documents, certificates and instruments contemplated by this Agreement. The parties agree to use commercially reasonable efforts and all due diligence to cause the Closing to be consummated on or before November 7, 2003 unless such date is extended by the mutual agreement of the parties.

2.3
Effective Time of the Merger. The Merger will be effective at the time (the “Effective Time”) of the filing of the Certificate of Merger with the Secretary of State of the State of Nevada, which certificate is to be filed as soon as practicable on or after the Closing Date.

2.4
Effect of the Merger. The Merger will have the effect set forth in Section 92A.250 of Nevada Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of Northward Sub and Bulldog Nevada will vest in the Surviving Corporation without further act or deed, and all debts, liabilities and duties of Northward Sub and Bulldog Nevada will become the debts, liabilities and duties of the Surviving Corporation. As a result or the Merger, the Surviving Corporation will be the wholly-owned subsidiary of Northward.

2.5	Certificate of Incorporation; Bylaws.

(a)
The certificate of incorporation of Northward Sub as in effect immediately prior to the Effective Time will continue unchanged, except to the extent amended by the Certificate of Merger, and will be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the terms thereof and in accordance with applicable law. The Certificate of Merger will effect a name change of the Surviving Corporation to “Bulldog Technologies Nevada Inc.”.

(b)
At the Effective Time, the by-laws of Northward Sub, as in effect immediately prior to the Effective Time, will be the by-laws of the Surviving Corporation until thereafter amended in accordance with the terms thereof and in accordance with applicable law.

2.6
Directors and Officers. The directors and officers of the Surviving Corporation after the Effective Time will be the following persons: John Cockburn and James McMillan. Northward, as the sole shareholder of Northward Sub, by approving the Merger has approved these individuals as the directors of the Surviving Corporation and will take any further action in order to ensure the proper appointment of such directors to the board of directors of the Surviving Corporation.

2.7
Taking of Necessary Action. If after the Effective Time any further action is necessary to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all assets, rights, approvals, immunities and franchises of either Northward Sub or Bulldog Nevada, the officers and directors, or the former officers and directors, as the case may be, of Northward, Northward Sub and Bulldog Nevada and the Surviving Corporation will take all such necessary action.

2.8
Merger Consideration. Each share of Bulldog Nevada common stock, par value $0.001 per share (“Bulldog Nevada Common Stock”) issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares, as defined in Section 2.10) will, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one share of Northward Common Stock (as defined in Section 5.3) as existing after completion of the Stock Split contemplated by Section 7.13 of this Agreement. All certificates representing the shares of Northward Common Stock issued on effectiveness of the Merger will be endorsed with the following legend pursuant to the Securities Act in order to reflect that the fact that the shares of Northward Common Stock will be issued to the shareholders of Bulldog Nevada pursuant to exemptions or safe harbours from the registration requirements of the Securities Act:

For holders of Bulldog Nevada Common Stock resident in the United States:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT PROVIDED BY REGULATION D OF THE ACT OR PURSUANT TO THE SAFEHARBOUR FROM THE REGISTRATION REQUIREMENTS OF THE ACT PROVIDED BY REGULATION S OF THE ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT”.

For holders of Bulldog Nevada Common Stock resident outside the United States:

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT").

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”

2.9
Stock Certificate Conversion Procedure. After the Effective Time, each holder of Bulldog Nevada Common Stock will be entitled to exchange his, her, or its certificate representing the Bulldog Nevada Common Stock (“Bulldog Nevada Stock Certificate”) for a certificate representing the number of shares of Northward Common Stock into which the number of shares of Bulldog Nevada Common Stock previously represented by such certificate surrendered have been converted pursuant to Section 2.8 of this Agreement. Each holder of Bulldog Nevada Common Stock may exchange his, her or its Bulldog Nevada Stock Certificate by delivering such Bulldog Nevada Stock Certificate to Northward duly endorsed in blank (or accompanied by duly executed stock powers duly endorsed in blank), in each case in proper form for transfer, with signatures guaranteed, and, if applicable, with all stock transfer and any other required documentary stamps affixed thereto and with appropriate instructions to allow the transfer agent to issue certificates for the Northward Common Stock to the holder thereof together with: (i) a Regulation S Investment Letter (if such holder is resident outside of the United States), a copy of which is attached hereto in Section 2.9, or (ii) a Regulation D Investment Letter (if such holder is resident in the United States), a copy of which is attached hereto in Section 2.9. Until surrendered as contemplated by this Section 2.9, each Bulldog Nevada Stock Certificate will be deemed at any time after the Effective Time to represent only the right to receive Northward Common Stock certificates representing the number of whole shares of Northward Common Stock into which the shares of Bulldog Nevada Common Stock formerly represented by such certificate have been converted. Upon receipt of such duly endorsed Bulldog Nevada Stock Certificates, Northward will cause the issuance of the number of shares of Northward Common Stock as converted pursuant to Section 2.8 of this Agreement.

2.10
Appraisal Rights. Notwithstanding any provision of this Agreement to the contrary, shares of Bulldog Nevada Common Stock (the “Dissenting Shares”) that are issued and outstanding immediately prior to the Effective Time and held by stockholders who did not vote in favor of the Merger and who comply with all of the relevant provisions of Sections 92A.300 to 92A.500 of Nevada Law (the “Dissenting Stockholders”) will not be converted into or be exchangeable for the right to receive Northward Common Stock, unless and until such holders have failed to perfect or have effectively withdrawn or lost their rights to appraisal under Nevada Law. Bulldog Nevada will give Northward (i) immediate oral notice followed by prompt written notice of any written demands for appraisal of any shares of Bulldog Nevada Common Stock, attempted withdrawals of any such demands and any other instruments served pursuant to Nevada Law and received by Bulldog Nevada relating to stockholders' rights of appraisal, and (ii) will keep Northward informed of the status of all negotiations and proceedings with respect to demands for appraisal under Nevada Law. If any Dissenting Stockholder fails to perfect or will have effectively withdrawn or lost the right to appraisal, the shares of Bulldog Nevada Common Stock held by such Dissenting Stockholder will thereupon be treated as though such shares had been converted into the right to receive Northward Common Stock pursuant to Section 2.8 of this Agreement.

2.11
No Further Ownership Rights in Bulldog Nevada Common Stock. The promise to exchange the Bulldog Nevada Common Stock for shares of Northward Common Stock in accordance with the terms of this Agreement will be deemed to have been given in full satisfaction of all rights pertaining to the Bulldog Nevada Common Stock, and there will be no further registration of transfers on the stock transfer books of Bulldog Nevada of the shares of Bulldog Nevada Common Stock that were outstanding immediately prior to the Effective Time. From and after the Effective Time, the holders of Bulldog Nevada Common Stock outstanding immediately prior to the Effective Time will cease to have any rights with respect to such Bulldog Nevada Common Stock, except as otherwise provided in this Agreement or by law.

2.12
Distributions with Respect to Unsurrendered Bulldog Nevada Common Stock. No dividends or other distributions by Northward with a record date after the Effective Time will be paid to the holder of any unsurrendered Bulldog Nevada Stock Certificate until the surrender of such Bulldog Nevada Stock Certificate in accordance with Section 2.9 of this Agreement. Following surrender of any such Bulldog Nevada Stock Certificate, Northward will pay to the holder of the Northward Common Stock certificate issued in exchange the Bulldog Nevada Stock Certificate, without interest, (i) at the time of such surrender, the amount of any dividends or other distributions with a record date after the Effective Time and paid before the time of such surrender with respect to such Northward Common Stock which such holder is entitled pursuant to Section 2.8 of this Agreement, and (ii) at the appropriate payment date, the amount of any dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such Northward Common Stock.

2.13
No Liability. Neither Northward, Northward Sub, nor the Surviving Corporation will be liable to any person in respect of shares of Bulldog Nevada Common Stock, or dividends or distributions with respect thereto, pursuant to any applicable abandoned property, escheat or similar law. If any Bulldog Nevada Stock Certificate has not have been surrendered prior to seven years after the Effective Time (or immediately prior to such earlier date on which any Bulldog Nevada Stock Certificate, or any dividends or distributions payable to the holder of such Bulldog Nevada Stock Certificate would otherwise escheat to or become the property of any governmental body or authority), any such Northward Common Stock, dividends or distributions in respect of such Bulldog Nevada Stock Certificate will, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled to such certificate

2.14
Lost, Stolen or Destroyed Certificates. If any certificate representing Bulldog Nevada Common Stock has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate or agreement to be lost, stolen or destroyed and, if required by Northward, the posting by such person of a bond in such reasonable amount as Northward may direct as indemnity against any claim that may be made against it with respect to such certificate, Northward will cause to be issued in exchange for such lost, stolen or destroyed certificate, the applicable Northward Common Stock deliverable in respect thereof, pursuant to Section 2.8 of this Agreement.

ARTICLE 3.
REPRESENTATIONS AND WARRANTIES OF BULLDOG NEVADA AND
THE PRINCIPAL SHAREHOLDER

Bulldog Nevada and the Principal Shareholder each joint and severally represent and warrant to Northward, and acknowledge that Northward are relying upon such representations and warranties, in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of Northward, as follows:

3.1
Organization and Good Standing. Bulldog Nevada is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction and has all requisite corporate power and authority to own, lease and to carry on its business as now being conducted. Bulldog Nevada is duly qualified to do business and is in good standing as a foreign corporation in each of the jurisdictions in which it owns property, leases property, does business, or is otherwise required to do so, where the failure to be so qualified would have a material adverse effect on the business of Bulldog Nevada taken as a whole.

3.2
Authority. Bulldog Nevada has all requisite corporate power and authority to execute and deliver this Agreement and any other document contemplated by this Agreement (collectively, the “Bulldog Nevada Merger Documents”) to be signed by Bulldog Nevada and to perform its obligations thereunder and to consummate the Merger contemplated thereby. The execution and delivery of each of the Bulldog Nevada Merger Documents by Bulldog Nevada and the consummation of the Merger contemplated thereby have been duly authorized by its Board of Directors. No other corporate or shareholder proceedings on the part of Bulldog Nevada is necessary to authorize such documents or to consummate the Merger contemplated thereby other than the approval of the shareholders of Bulldog Nevada to the approval of the Merger. This Agreement has been, and the other Bulldog Nevada Merger Documents when executed and delivered by Bulldog Nevada as contemplated by this Agreement will be, duly executed and delivered by Bulldog Nevada and this Agreement is, and the other Bulldog Nevada Merger Documents when executed and delivered by Bulldog Nevada as contemplated hereby will be, the valid and binding obligation of Bulldog Nevada enforceable in accordance with their respective terms, except (1) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (2) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (3) as limited by public policy.

3.3
Capitalization of Bulldog Nevada. The entire authorized capital stock and other equity securities of Bulldog Nevada consists of 20,000,000 shares of Bulldog Nevada Common Stock, par value of $0.001 per share, and 5,000,000 shares of preferred stock, par value of $0.001 per share (the “Bulldog Preferred Stock”). There are 9,081,500 shares of Bulldog Nevada Common Stock and no shares of Bulldog Preferred Stock issued and outstanding as of the date of this Agreement. Except as set forth on Disclosure Schedule 3.3, all of the issued and outstanding shares of Bulldog Nevada Common Stock have been duly authorized, are validly issued, were not issued in violation of any preemptive rights and are fully paid and non-assessable, are not subject to pre-emptive rights and were issued in full compliance with all federal, state, and local laws, rules and regulations. Except as set forth on Disclosure Schedule 3.3, there are no outstanding options, warrants, subscriptions, conversion rights, or other rights, agreements, or commitments obligating Bulldog Nevada to issue any additional shares of Bulldog Nevada Common Stock, or any other securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire from Bulldog Nevada any shares of Bulldog Nevada Common Stock. Except as set forth on Disclosure Schedule 3.3, there are no agreements purporting to restrict the transfer of the Bulldog Nevada Common Stock, no voting agreements, voting trusts, or other arrangements restricting or affecting the voting of the Bulldog Nevada Common Stock.

3.4
Title to Bulldog Nevada Common Stock. Disclosure Schedule 3.4 contains a true and complete list of the holders of all issued and outstanding shares of Bulldog Nevada Common Stock (the “Bulldog Nevada Stockholders”) including each holder’s name, address, number of shares held and date of issuance.

3.5
No Subsidiaries. Bulldog Nevada does not have any subsidiaries or agreements of any nature to acquire any subsidiary or to acquire or lease any other business operations and will not prior to the Closing Date acquire, or agree to acquire, any subsidiary or business without the prior written consent of Northward.

3.6	Non-contravention. Neither the execution, delivery and performance of this Agreement, nor the consummation of the Merger, will:

(1)
conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of Bulldog Nevada under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Bulldog Nevada, or any of its respective property or assets;

	(2)	violate any provision of the memorandum or articles of Bulldog Nevada; or

	(3)	violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory authority applicable to Bulldog Nevada or any of its respective property or assets.

3.7
Actions and Proceedings. There is no claim, charge, arbitration, grievance, action, suit, investigation or proceeding by or before any court, arbiter, administrative agency or other governmental authority now pending or, to the best knowledge of Bulldog Nevada or the Principal Shareholder, threatened against Bulldog Nevada or which involves any of the business, or the properties or assets of Bulldog Nevada that, if adversely resolved or determined, would have a material adverse effect on the business, operations, assets, properties, prospects, or conditions of Bulldog Nevada taken as a whole (a “Bulldog Nevada Material Adverse Effect”). There is no reasonable basis for any claim or action that, based upon the likelihood of its being asserted and its success if asserted, would have such a Bulldog Nevada Material Adverse Effect. Disclosure Schedule 3.7 lists all pending legal claims or proceedings, whether or not such claim or proceeding would result in a Bulldog Nevada Material Adverse Effect.

3.8	Compliance.

(a)
Bulldog Nevada is in compliance with, are not in default or violation in any material respect under, and have not been charged with or received any notice at any time of any material violation by it of, any statute, law, ordinance, regulation, rule, decree or other applicable regulation to the business or operations of Bulldog Nevada;

	(b)	Bulldog Nevada is not subject to any judgment, order or decree entered in any lawsuit or proceeding applicable to its business and operations that would constitute a Bulldog Nevada Material Adverse Effect;

(c)
Bulldog Nevada has duly filed all reports and returns required to be filed by it with governmental authorities and has obtained all governmental permits and other governmental consents, except as may be required after the execution of this Agreement. All of such permits and consents are in full force and effect, and no proceedings for the suspension or cancellation of any of them, and no investigation relating to any of them, is pending or to the best knowledge of Bulldog Nevada, threatened, and none of them will be adversely affected by the consummation of the Merger contemplated hereby; and

(d)
Bulldog Nevada has operated in material compliance with all laws, rules, statutes, ordinances, orders and regulations applicable to its business. Bulldog Nevada has not received any notice of any violation thereof, nor is Bulldog Nevada aware of any valid basis therefore.

3.9
Filings, Consents and Approvals. Other than the approval of holders owning a majority of the Bulldog Nevada Common Stock, no filing or registration with, no notice to and no permit, authorization, consent, or approval of any public or governmental body or authority or other person or entity is necessary for the consummation by Bulldog Nevada of the Merger contemplated by this Agreement or to enable Northward to continue to conduct Bulldog Nevada’s business after the Closing Date in a manner which is consistent with that in which it is presently conducted.

3.10
Financial Representations. Attached to this Agreement as Disclosure Schedule 3.10 are true, correct, and complete copies of audited balance sheets for Bulldog Nevada dated as of August 31, 2003 and August 31, 2002, together with related statements of income, cash flows, and changes in shareholder's equity for the fiscal years then ended (collectively, the “Financial Statements”). The Financial Statements (a) are in accordance with the books and records of Bulldog Nevada, (b) present fairly the financial condition of Bulldog Nevada as of the respective dates indicated and the results of operations for such periods, and (c) have been prepared in accordance with GAAP. Bulldog Nevada has not received any advice or notification from its independent certified public accountants that Bulldog Nevada has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the Financial Statements or the books and records of Bulldog Nevada, any properties, assets, liabilities, revenues, or expenses. The books, records, and accounts of Bulldog Nevada accurately and fairly reflect, in reasonable detail, the Merger, assets, and liabilities of Bulldog Nevada. Bulldog Nevada has not engaged in any transaction, maintained any bank account, or used any funds of Bulldog Nevada, except for transactions, bank accounts, and funds which have been and are reflected in the normally maintained books and records of Bulldog Nevada.

3.11
Absence of Undisclosed Liabilities. Except as set forth in Disclosure Schedule 3.11, Bulldog Nevada has no liabilities or obligations either direct or indirect, matured or unmatured, absolute, contingent or otherwise, which:

	(a)	are not set forth in the Financial Statements or have not heretofore been paid or discharged;

(b)
did not arise in the regular and ordinary course of business under any agreement, contract, commitment, lease or plan specifically disclosed (or are not required to be disclosed in accordance with GAAP); or

(c)
have not been incurred in amounts and pursuant to practices consistent with past business practice, in or as a result of the regular and ordinary course of its business since the date of the last Financial Statements.

For purposes of this Agreement, the term “liabilities” includes, any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, asserted choate or inchoate, liquidated or unliquidated, secured or unsecured.

3.12	Tax Matters.

(a)
As of the date hereof, (i) Bulldog Nevada has timely filed all tax returns in connection with any Taxes which are required to be filed on or prior to the date hereof, taking into account any extensions of the filing deadlines which have been validly granted to them; and (ii) all such returns are true and correct in all material respects.

(b)
Bulldog Nevada has paid all Taxes that have become or are due with respect to any period ended on or prior to the date hereof, and has established an adequate reserve therefore on its balance sheet for those Taxes not yet due and payable, except for any Taxes the nonpayment of which will not have a Bulldog Nevada Material Adverse Effect.

(c)
Bulldog Nevada is not presently under and has not received notice of, any contemplated investigation or audit by the Canada Customs and Revenue Agency or the Internal Revenue Service or any foreign or state taxing authority concerning any fiscal year or period ended prior to the date hereof.

(d)
All Taxes required to be withheld on or prior to the date hereof from employees for income Taxes, social security Taxes, unemployment Taxes and other similar withholding Taxes have been properly withheld and, if required on or prior to the date hereof, have been deposited with the appropriate governmental agency.

3.13	Absence of Changes. Except as set forth in Disclosure Schedule 3.13, since August 31, 2003, Bulldog Nevada has not, other than in connection with the Antares Loans:

(a)
incurred any liabilities, other than liabilities incurred in the ordinary course of business consistent with past practice, or discharged or satisfied any lien or encumbrance, or paid any liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any liabilities of which the failure to pay or discharge has caused or will cause any material damage or risk of material loss to it or any of its assets or properties;

(b)
sold, encumbered, assigned or transferred any fixed assets or properties which would have been included in the assets of Bulldog Nevada if the closing had been held on August 31, 2003 or on any date since then, except for ordinary course of business transactions consistent with past practice;

(c)
created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected any of the assets or properties of Bulldog Nevada to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever;

(d)
made or suffered any amendment or termination of any material agreement, contract, commitment, lease or plan to which it is a party or by which it is bound, or cancelled, modified or waived any substantial debts or claims held by it or waived any rights of substantial value, whether or not in the ordinary course of business;

(e)
declared, set aside or paid any dividend or made or agreed to make any other distribution or payment in respect of its capital shares or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or acquire any of its capital shares or equity securities other than the shares of Bulldog Nevada Common Stock purchased from William Heisinger;

	(f)	suffered any damage, destruction or loss, whether or not covered by insurance, materially and adversely its business, operations, assets, properties or prospects;

	(g)	suffered any material adverse change in its business, operations, assets, properties, prospects or condition (financial or otherwise);

(h)
received notice or had knowledge of any actual or threatened labor trouble, termination, resignation, strike or other occurrence, event or condition of any similar character which has had or might have an adverse effect on its business, operations, assets, properties or prospects;

(i)
made commitments or agreements for capital expenditures or capital additions or betterments exceeding in the aggregate $10,000, except such as may be involved in ordinary repair, maintenance or replacement of its assets;

(j)
other than in the ordinary course of business, increase the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees or made any increase in, or any addition to, other benefits to which any of its employees may be entitled;

	(k)	changed any of the accounting principles followed or the methods of applying such principles;

	(l)	entered into any transaction other than in the ordinary course of business consistent with past practice; or

	(m)	agreed, whether in writing or orally, to do any of the foregoing.

3.14	Personal Property. Bulldog Nevada does not own or lease any furniture, fixtures or other tangible personal property or assets owned or leased by Bulldog Nevada.

3.15
Employees and Consultants. All employees and consultants of Bulldog Nevada have been paid all salaries, wages, income and any other sum due and owing to them by Bulldog Nevada as at the end of the most recent completed pay period. Bulldog Nevada is not aware of any labor conflict with any of Bulldog Nevada employees that might reasonably be expected to have a Bulldog Nevada Material Adverse Effect. Except as disclosed in Schedule 3.15, Bulldog Nevada has not entered into any written contracts of employment or consulting agreements,. All amounts required to be withheld by Bulldog Nevada from employees salaries or wages and paid to any governmental or taxing authority have been so withheld and paid. No employee of Bulldog Nevada is in violation of any term of any employment contract, non-disclosure agreement, non-competition agreement or any other contract or agreement relating to the relationship of such employee with Bulldog Nevada or any other nature of the business conducted or to be conducted by Bulldog Nevada or the Surviving Corporation.

3.16	Intellectual Property Bulldog Nevada does not own any intellectual property assets owned by Bulldog BC, as represented by Bulldog BC in the Bulldog BC Acquisition Agreement.

3.17	Real Property. Bulldog Nevada does not lease or own any real property

3.18
Material Contracts and Transactions. Disclosure Schedule 3.18 contains a list of all material contracts, agreements, licenses, permits, arrangements, commitments, instruments, understandings or contracts, whether written or oral, express or implied, contingent, fixed or otherwise, to which Bulldog Nevada is a party (collectively, the “Contracts”).

	(a)	Except as listed on Disclosure Schedule 3.18, Bulldog Nevada is not a party to any written or oral:

(1) agreement for the purchase, sale or lease of any capital assets, or continuing contracts for the purchase or lease of any materials, supplies, equipment, real property or services;

(2) agreement regarding, sales agency, distributorship, or the payment of commissions;

(3) agreement for the employment or consultancy of any person or entity;

(4)
note, debenture, bond, trust agreement, letter of credit agreement loan agreement, or other contract or commitment for the borrowing or lending of money, or agreement or arrangement for a line of credit or guarantee, pledge, or undertaking of the indebtedness of any other person;

		(5)	agreement, contract, or commitment for any charitable or political contribution;

(6)
agreement, contract, or commitment limiting or restraining Bulldog Nevada, their business or any successor thereto from engaging or competing in any manner or in any business or from hiring any employees, nor is any employee of Bulldog Nevada subject to any such agreement, contract, or commitment;

		(7)	material agreement, contract, or commitment not made in the ordinary course of business;

		(8)	agreement establishing or providing for any joint venture, partnership, or similar arrangement with any other person or entity;

		(9)	agreement, contract or understanding containing a “change in control,” or similar provision; or

		(10)	power of attorney or similar authority to act.

(b)
Each Contract is in full force and effect, and there exists no material breach or violation of or default by Bulldog Nevada under any Contract, or any event that with notice or the lapse of time, or both, will create a material breach or violation thereof or default under any Contract by Bulldog Nevada. The continuation, validity, and effectiveness of each Contract will in no way be affected by the consummation of the Merger contemplated by this Agreement. Except as listed on Disclosure Schedule 3.18, there exists no actual or threatened termination, cancellation, or limitation of, or any amendment, modification, or change to any Contract. A true, correct and complete copy (and if oral, a description of material terms) of each Contract, as amended to date, has been furnished to Northward.

3.19
Certain Transactions. Bulldog Nevada is not indebted, directly or indirectly, to any of its officers, directors or shareholders or to their respective spouses or children, in any amount whatsoever. Bulldog Nevada is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

3.20
No Brokers. Bulldog Nevada has not incurred any obligation or liability to any party for any brokerage fees, agent's commissions, or finder's fees in connection with the Merger contemplated by this Agreement for which Northward would be responsible.

3.21
Minute Books. The minute books of Bulldog Nevada provided to Northward contain a complete summary of all meetings of directors and shareholders since the time of incorporation of such entity and reflect all transactions referred to in such minutes accurately in all material respects.

3.22
Completeness of Disclosure. No representation or warranty by Bulldog Nevada in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to Northward pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not materially misleading.

ARTICLE 4.
COVENANTS, REPRESENTATIONS AND WARRANTIES
OF THE PRINCIPAL SHAREHOLDER

The Principal Shareholder covenants with and represents and warrants to Northward as follows, and acknowledges that Northward is relying upon such covenants, representations and warranties in connection with the purchase by Northward of the Bulldog Nevada Shares, as follows:

4.1	The Principal Shareholder is the legal and beneficial owner of the shares of Bulldog Nevada Common Stock set forth in Disclosure Schedule 3.4.

4.2
No person, firm or corporation has any agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase from the Principal Shareholder of any of Bulldog Nevada Shares held by the Principal Shareholder.

4.3	This Agreement has been duly authorized, validly executed and delivered by the Principal Shareholder.

4.4
The Principal Shareholder will vote all shares legally and beneficially owned by the Principal Shareholder in favour of the Merger and will otherwise use his best efforts to secure shareholder approval of the Merger by the shareholders of Bulldog Nevada.

4.5
The Principal Shareholder is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters such that it is capable of evaluating the merits and risks of the investment in the Northward Common Stock.

4.6
The Principal Shareholder believes it has received all the information it considers necessary or appropriate for deciding whether to execute this Agreement, including a copy of the Northward SEC Documents. The Principal Shareholder further represents that it has had an opportunity to ask questions and receive answers from Northward regarding the terms and conditions of the Merger and the business, properties, prospects and financial condition of Northward. The Principal Shareholder has had full opportunity to discuss this information with the Principal Shareholder’s legal and financial advisers prior to execution of this Agreement.

4.7
The Principal Shareholder acknowledges that the Merger has not been reviewed by the SEC and that the shares of Northward Common Stock will be issued pursuant to an exemption from registration under the Securities Act.

4.8
The Principal Shareholder understands that the shares of Northward Common Stock it will be issued will be characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, the Principal Shareholder represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

4.9
The Northward Common Stock will be acquired by the Principal Shareholder for investment for the Principal Shareholder's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Principal Shareholder has no present intention of selling, granting any participation in, or otherwise distributing the same. The Principal Shareholder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the share of Northward Common Stock to be issued on Closing.

ARTICLE 5.
REPRESENTATIONS AND WARRANTIES OF
NORTHWARD

Northward and Northward Sub jointly and severally represent and warrant to Bulldog Nevada, and the Principal Shareholder and acknowledge that Bulldog Nevada and the Principal Shareholder are relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of Bulldog Nevada, as follows:

5.1
Organization and Good Standing. Northward and Northward Sub are each duly organized, validly existing and in good standing under the laws of Nevada and have all requisite corporate power and authority to own, lease and to carry on its respective businesses as now being conducted. Northward is duly qualified to do business and is in good standing as foreign corporations in each of the jurisdictions in which it owns property, leases property, does business, or is otherwise required to do so, where the failure to be so qualified would have a material adverse effect on the businesses, operations, or financial condition of Northward. Northward Sub has not carried on any business or acquired any assets or incurred any liabilities since its incorporation, other than by reason of execution of this Agreement.

5.2
Authority. Northward and Northward Sub have all requisite corporate power and authority to execute and deliver this Agreement and any other document contemplated by this Agreement (collectively, the “Northward Merger Documents”) to be signed by Northward and Northward Sub and to perform their obligations thereunder and to consummate the Merger contemplated thereby. The execution and delivery of each of the Northward Merger Documents by Northward and Northward Sub and the consummation by Northward and Northward Sub of the Merger contemplated thereby have been duly authorized by their respective Board of Directors and no other corporate or shareholder proceedings on the part of Northward or Northward Sub are necessary to authorize such documents or to consummate the Merger contemplated thereby. This Agreement has been, and the other Northward Merger Documents when executed and delivered by Northward and Northward Sub as contemplated by this Agreement will be, duly executed and delivered by Northward and Northward Sub and this Agreement is, and the other Northward Merger Documents when executed and delivered by Northward and Northward Sub, as contemplated hereby will be, the valid and binding obligations of Northward and Northward Sub enforceable in accordance with their respective terms, except (1) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (2) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (3) as limited by public policy.

5.3
Capitalization of Northward. The entire authorized capital stock and other equity securities of Northward (“Northward Stock”) consists of 100,000,000 shares of common stock, par value $0.0001 (“Northward Common Stock”) and 10,000,000 shares of Preferred Stock, no par value (“Northward Preferred Stock”). There are 4,210,000 shares of Northward common stock and no shares of Northward Preferred Stock issued and outstanding as of the date of this Agreement. All of the issued and outstanding shares of Northward Stock have been duly authorized, are validly issued, were not issued in violation of any pre-emptive rights and are fully paid and non-assessable, are not subject to pre-emptive rights and were issued in full compliance with all federal, state, and local laws, rules and regulations. Except as set forth on Disclosure Schedule 5.3, there are no outstanding options, warrants, subscriptions, phantom shares, conversion rights, or other rights, agreements, or commitments obligating Northward to issue any additional shares of Northward Stock, or any other securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire from Northward any shares of Northward Stock. Except as set forth on Disclosure Schedule 5.3, there are no agreements purporting to restrict the transfer of the Northward Stock, no voting agreements, voting trusts, or other arrangements restricting or affecting the voting of the Northward Stock.

5.4
Capitalization of Northward Sub. The entire authorized capital stock and other equity securities of Northward Sub (“Northward Sub Stock”) consists of 100,000,000 shares of common stock, par value $0.0001 (“Northward Sub Common Stock”) and 10,000,000 shares of Preferred Stock, no par value (“Northward Sub Preferred Stock”). There are 1,000 shares of Northward Sub common stock and no shares of Northward Sub Preferred Stock issued and outstanding as of the date of this Agreement. All of the issued and outstanding shares of Northward Sub Stock have been duly authorized, are validly issued, were not issued in violation of any pre-emptive rights and are fully paid and non-assessable, are not subject to pre-emptive rights and were issued in full compliance with all federal, state, and local laws, rules and regulations. There are no outstanding options, warrants, subscriptions, phantom shares, conversion rights, or other rights, agreements, or commitments obligating Northward Sub to issue any additional shares of Northward Sub Stock, or any other securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire from Northward any shares of Northward Sub Stock. There are no agreements purporting to restrict the transfer of the Northward Stock, no voting agreements, voting trusts, or other arrangements restricting or affecting the voting of the Northward Stock.

5.5
Validity of Northward Common Stock Issuable upon the Merger. The shares of Northward Common Stock to be issued to the Principal Shareholder upon consummation of the Merger in accordance with this Agreement will, upon issuance, have been duly and validly authorized and, when so issued in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable.

5.6
Actions and Proceedings. There is no claim, charge, arbitration, grievance, action, suit, investigation or proceeding by or before any court, arbiter, administrative agency or other governmental authority now pending or, to the best knowledge of Northward or Northward Sub, threatened against Northward or Northward Sub which involves any of the business, or the properties or assets of Northward or Northward Sub that, if adversely resolved or determined, would have a material adverse effect on the business, operations, assets, properties, prospects or conditions of Northward or Northward Sub taken as a whole. There is no reasonable basis for any claim or action that, based upon the likelihood of its being asserted and its success if asserted, would have such a material adverse effect.

5.7
SEC Filings. Northward has furnished or made available to Bulldog Nevada and the Principal Shareholder a true and complete copy of each report, schedule, registration statement and proxy statement filed by Northward with the SEC since the inception of Northward (as such documents have since the time of their filing been amended, the "Northward SEC Documents"). Northward has timely filed with the SEC all documents required to have been filed pursuant to the Securities Act and the Exchange Act. As of their respective dates, Northward SEC Documents complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Northward SEC Documents, and none of Northward SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

5.8
Financial Representations. Included with the Northward SEC Documents are true, correct, and complete copies of audited balance sheets for Northward dated as of August 31, 2003 and August 31, 2002, together with related statements of income, cash flows, and changes in shareholder's equity for the fiscal years then ended (collectively, the “Northward Financial Statements”). The Northward Financial Statements (a) are in accordance with the books and records of Northward, (b) present fairly the financial condition of Northward as of the respective dates indicated and the results of operations for such periods, and (c) have been prepared in accordance with GAAP. Northward has not received any advice or notification from its independent certified public accountants that Northward has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the Northward Financial Statements or the books and records of Northward, any properties, assets, liabilities, revenues, or expenses. The books, records, and accounts of Northward accurately and fairly reflect, in reasonable detail, the Merger, assets, and liabilities of Northward. Northward has not engaged in any transaction, maintained any bank account, or used any funds of Northward, except for transactions, bank accounts, and funds which have been and are reflected in the normally maintained books and records of Northward. Northward Sub has not carried on any business, entered into any agreements or incurred any liabilities since its incorporation, other than as expressly contemplated by this Agreement.

5.9
Absence of Undisclosed Liabilities. Except as set forth in Disclosure Schedule 3.11, Northward has no liabilities or obligations either direct or indirect, matured or unmatured, absolute, contingent or otherwise, which:

(a) are not set forth in the Northward Financial Statements or have not heretofore been paid or discharged;

(b)
did not arise in the regular and ordinary course of business under any agreement, contract, commitment, lease or plan specifically disclosed (or are not required to be disclosed in accordance with GAAP); or

(c)
have not been incurred in amounts and pursuant to practices consistent with past business practice, in or as a result of the regular and ordinary course of its business since the date of the last Northward Financial Statements.

For purposes of this Agreement, the term “liabilities” includes, any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, asserted choate or inchoate, liquidated or unliquidated, secured or unsecured.

5.10
Absence of Certain Changes or Events. Except as and to the extent disclosed in the Northward SEC Documents, there has not been (a) a material adverse effect to the business, operations or financial conditions of Northward, or (b) any significant change by Northward in its accounting methods, principles or practices.

5.11
Filings, Consents and Approvals. No filing or registration with, no notice to and no permit, authorization, consent, or approval of any public or governmental body or authority or other person or entity is necessary for the consummation by Northward and Northward Sub of the Merger contemplated by this Agreement to continue to conduct its business after the Closing Date in a manner which is consistent with that in which it is presently conducted.

5.12
Personal Property. There are no material equipment, furniture, fixtures and other tangible personal property and assets owned or leased by Northward or Northward Sub, except as disclosed in the Northward SEC Documents.

5.13	Employees and Consultants. Neither Northward nor Northward Sub have any employees or consultants, except as disclosed in the Northward SEC Documents.

5.14
Material Contracts and Transactions. Other than as expressly contemplated by this Agreement, there are no material contracts, agreements, licenses, permits, arrangements, commitments, instruments, understandings or contracts, whether written or oral, express or implied, contingent, fixed or otherwise, to which Northward or Northward Sub is a party except as disclosed in the Northward SEC Documents.

5.15
No Brokers. Neither Northward nor Northward Sub has incurred any obligation or liability to any party for any brokerage fees, agent's commissions, or finder's fees in connection with the Merger contemplated by this Agreement for which Bulldog Nevada would be responsible.

5.16
Minute Books. The minute books of Northward provided to Bulldog Nevada contain a complete summary of all meetings of directors and shareholders since the time of incorporation of such entity and reflect all transactions referred to in such minutes accurately in all material respects.

5.17
Completeness of Disclosure. No representation or warranty by Northward or Northward Sub in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to Bulldog Nevada pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not materially misleading.

ARTICLE 6.
CLOSING CONDITIONS

6.1
Conditions Precedent to Closing by Northward and Northward Sub. The obligations of Northward and Northward Sub to consummate the Merger is subject to the satisfaction of the conditions set forth below, unless any such condition is waived Northward and Northward Sub at the Closing. The Closing of the Merger contemplated by this Agreement will be deemed to mean a waiver of all conditions to Closing. These conditions of closing are for the benefit of Northward and Northward Sub and may be waived by Northward and Northward Sub in their discretion.

(a)
Representations and Warranties. The representations and warranties of Bulldog Nevada and the Principal Shareholder set forth in this Agreement will be true, correct and complete in all respects as of the Closing Date, as though made on and as of the Closing Date and Bulldog Nevada and the Principal Shareholder will have delivered to Northward a certificate dated as of the Closing Date, to the effect that the representations and warranties made by Bulldog Nevada and the Principal Shareholder in this Agreement are true and correct.

(b)
Performance. All of the covenants and obligations that Bulldog Nevada and the Principal Shareholder are required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects.

(c)
Merger Documents. This Agreement and all other Bulldog Nevada Merger Documents necessary or reasonably required to consummate the Merger, all in form and substance reasonably satisfactory to Northward, will have been executed and delivered to Northward.

(d)
Secretary's Certificate – Bulldog Nevada. Northward will have received a certificate of the Secretary of Bulldog Nevada attaching (i) a copy of Bulldog Nevada's articles of incorporation and bylaws, as amended through the Closing Date certified by the Nevada Secretary of State; (ii) certified copies of resolutions duly adopted by the Board of Directors of Bulldog Nevada and the Bulldog Nevada Stockholders approving the execution and delivery of this Agreement and the other Merger Documents and the consummation of the Merger and the other transactions contemplated hereby and thereby; and (iii) a certificate as to the incumbency and signatures of the officers of Bulldog Nevada executing this Agreement and the Merger Documents executed on the Closing Date as contemplated by this Agreement.

(e)
Opinion of Bulldog Nevada's Counsel. Bulldog Nevada will furnish Northward with an opinion, dated as of the Closing Date, of Clark Wilson, Barristers and Solicitors, counsel for Bulldog Nevada, and such other local or special counsel as is appropriate, all of which opinions will be in form and substance reasonably satisfactory to Northward and its counsel.

(f)
Supplement to Disclosure Schedules. Any additional disclosures made in the supplemental Disclosure Schedules of Bulldog Nevada made pursuant to Section 7.4 of this Agreement will be acceptable to Northward in their sole discretion.

(g)
Third Party Consents. Bulldog Nevada will have received duly executed copies of all third-party consents and approvals contemplated by the Merger Documents, in form and substance reasonably satisfactory to Northward.

(h)	No Material Adverse Change. No Bulldog Nevada Material Adverse Effect will have occurred since the date of this Agreement.

(i)
No Action. No suit, action, or proceeding will be pending or threatened before any governmental or regulatory authority wherein an unfavorable judgment, order, decree, stipulation, injunction or charge would (i) prevent the consummation of any of the Merger contemplated by this Agreement, or (ii) cause the Merger to be rescinded following consummation.

(j)	Due Diligence Review. Northward will be reasonably satisfied in all respects with their due diligence investigation and review of Bulldog Nevada.

(k)
Compliance with Securities Laws. Northward will have received evidence satisfactory to Northward that all shares of Northward Common Stock issuable in the Merger will be issuable without registration pursuant to the Securities Act in reliance on the exemptions from the registration requirements of the Securities Act provided by Rule 506 of Regulation D or in reliance on the safeharbour from the registration requirements of the Securities Act provided by Regulation S. In order to establish the availability of an exemption or safeharbour from the registration requirements of the Securities Act for each issuance of Northward Common Stock to each shareholder of Bulldog Nevada, Bulldog Nevada will deliver to Northward on Closing investment representation letters executed by each shareholder of Bulldog Nevada, other than Dissenting Shareholders as contemplated below:

(i)
each shareholder of Bulldog Nevada who is not a U.S. Person and who otherwise satisfies the eligibility requirements for issuance of Northward Common Stock in accordance with Rule 903 of Regulation S of the Securities Act will deliver the Regulation S Investment Letter in a form reasonably acceptable to legal counsel for Northward and for Bulldog BC and Bulldog Nevada; and

(ii)
each shareholder of Bulldog Nevada resident in the United States will deliver the Regulation D Investment Letter in a form reasonably acceptable to legal counsel for Northward and for Bulldog BC and Bulldog Nevada.

Northward agrees that in the event that Bulldog Nevada is unable to deliver a Regulation S Investment Letter or a Regulation D Investment Letter for each shareholder of Bulldog Nevada, then Bulldog Nevada will accept the legal opinion of the legal counsel for Northward confirming their opinion that the issuance of Northward Common Stock to any shareholder of Bulldog Nevada not delivering an appropriate investment letter may be completed without registration under the Securities Act, provided the opinion sets forth the basis for the conclusion that registration is not required.

6.2
Conditions Precedent to Closing by Bulldog Nevada. The obligation of Bulldog Nevada to consummate the Merger is subject to the satisfaction of the conditions set forth below, unless such condition is waived by Bulldog Nevada at the Closing. The Closing of the Merger will be deemed to mean a waiver of all conditions to Closing. These conditions precedent are for the benefit of Bulldog Nevada and may be waived by Bulldog Nevada in its discretion.

(a)
Representations and Warranties. The representations and warranties of Northward and Northward Sub set forth in this Agreement will be true, correct and complete in all respects as of the Closing Date, as though made on and as of the Closing Date and Northward and Northward Sub will have delivered to Bulldog Nevada a certificate dated the Closing Date, to the effect that the representations and warranties made by Northward and Northward Sub in this Agreement are true and correct.

(b)
Performance. All of the covenants and obligations that Northward and Northward Sub are required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects. Northward and Northward Sub must have delivered each of the documents required to be delivered by them pursuant to this Agreement.

(c)
Merger Documents. This Agreement and all Northward Merger Documents, all in form and substance reasonably satisfactory to Bulldog Nevada, will have been executed and delivered by Northward and Northward Sub, as applicable.

(d)
Secretary's Certificate - Northward. Bulldog Nevada will have received a certificate of the Secretary of Northward attaching (a) a copy of Northward's certificate of incorporation, as amended through the Closing Date certified by the Secretary of State of the State of Delaware; (b) a true and correct copy of Northward's bylaws, as amended; (c) certified copies of resolutions duly adopted by the Board of Directors of Northward and the sole stockholder of Northward, approving the execution and delivery of this Agreement and the other Merger Documents and the consummation of the Merger and the other transactions contemplated hereby and thereby; and (d) a certificate as to the incumbency and signatures of the officers of Northward executing this Agreement and the Merger Documents executed by Northward on the Closing Date as contemplated by this Agreement.

(e)
Opinion of Northward’s Counsel. Northward will furnish Bulldog Nevada with an opinion, dated as of the Closing Date, of O’Neill & Taylor PLLC, as Counsel for Northward, and such other local or special counsel as is appropriate, all of which opinions will be in form and substance reasonably satisfactory to Bulldog Nevada and its counsel.

(f)
Exercise of Appraisal Rights. The holders of no more than two (2%) percent of the issued and outstanding shares of Bulldog Nevada Common Stock will have exercised appraisal rights under Nevada Law as Dissenting Shareholders. Bulldog Nevada and Northward will have resolved all matters of appraisal and payment under Nevada Law for each Dissenting Shareholder to Northward Sub's satisfaction.

(g)
Financing. Bulldog Nevada will have received confirmation from Northward that it has completed the Northward Private Placement in the minimum amount required by the Bulldog BC Acquisition Agreement, provided that the Northward Private Placement may close concurrently with the closing of the Merger.

(h)
Supplement to Disclosure Schedules. Any additional disclosures made in the supplemental Disclosure Schedules of Northward made pursuant to Section 7.4 of this Agreement will be acceptable to Bulldog Nevada in its sole discretion.

(i)
Third Party Consents. Northward will have received duly executed copies of all third-party consents and approvals contemplated by the Merger documents, in form and substance reasonably satisfactory to Bulldog Nevada.

(j)
No Material Adverse. No event will have occurred since the date of this Agreement that has had a material adverse effect on the business, operations, assets, properties, prospects or conditions of Northward and Northward Sub taken as a whole.

(k)
No Action. No suit, action, or proceeding will be pending or threatened before any governmental or regulatory authority wherein an unfavorable judgment, order, decree, stipulation, injunction or charge would (i) prevent consummation of any of the Merger contemplated by this Agreement; or (ii) cause the Merger to be rescinded following consummation.

(l)
Bulldog BC Acquisition. The Bulldog BC Acquisition will have been consummated in accordance with the terms and conditions of the Bulldog BC Acquisition Agreement, provided that the Bulldog BC Acquisition may close concurrently with the closing of the Merger.

(m)	Resignations. Bulldog BC will have received the undated written resignation of the board of Northward, including Michael Waggett and Suzette Lewis.

(n)
Change in Directors. Bulldog BC will have received a signed resolution appointing John Cockburn, James McMillan and Boo Jock Chong to the board of Northward and accepting the resignations of Michael Waggett and Suzette Lewis from the board of Northward.

(o)
Surrender of Stock. The current directors of Northward, namely Michael Waggett and Suzette Lewis will have surrendered all 2,000,000 shares of Northward Common Stock (pre-split) owned by these individuals to Northward for cancellation without consideration.

(p)
Form 10-K. On or before the Closing Date, Northward will have filed with the Securities and Exchange Commission (the "SEC") a copy of its annual report on Form 10-KSB for the fiscal year ended August 31, 2003.

(q)
Deregistration. On or before the Closing Date, Northward will have filed with the SEC a post-effective amendment to its Form SB-2 filed with the SEC deregistering all securities left to be sold under the Form SB-2.

ARTICLE 7.
ADDITIONAL COVENANTS OF THE PARTIES

7.1	Financing. Northward agrees to use its best efforts to complete the Northward Private Placement in accordance with its obligations pursuant to the Bulldog BC Acquisition Agreement.

7.2
Access and Investigation. Between the date of this Agreement and the Closing Date, Bulldog Nevada, on the one hand, and Northward, on the other hand, will, and will cause each of their respective representatives to, (a) afford the other and its representatives full and free access to its personnel, properties, contracts, books and records, and other documents and data, (b) furnish the other and its representatives with copies of all such contracts, books and records, and other existing documents and data as required by this Agreement and as the other may otherwise reasonably request, and (c) furnish the other and its representatives with such additional financial, operating, and other data and information as the other may reasonably request. All of such access, investigation and communication by a party and its representatives will be conducted during normal business hours and in a manner designed not to interfere unduly with the normal business operations of the other party. Each party will instruct its auditors to cooperate with the other party and its representatives in connection with such investigations

7.3
Confidentiality. All information regarding the business of Bulldog Nevada including, without limitation, financial information that Bulldog Nevada provides to Northward during Northward’s due diligence investigation of Bulldog Nevada will be kept in strict confidence by Northward and will not be used (except in connection with due diligence), dealt with, exploited or commercialized by Northward or disclosed to any third party (other than Northward’s professional accounting and legal advisors) without the prior written consent of Bulldog Nevada. If the Merger contemplated by this Agreement do not proceed for any reason, then upon receipt of a written request from the Bulldog Nevada, Northward will immediately return to Bulldog Nevada any information received regarding Bulldog Nevada’s business. Likewise, all information regarding the business of Northward including, without limitation, financial information that Northward provides to Bulldog Nevada during its due diligence investigation of Northward will be kept in strict confidence by Bulldog Nevada and will not be used (except in connection with due diligence), dealt with, exploited or commercialized by Bulldog Nevada or disclosed to any third party (other than Bulldog Nevada’s professional accounting and legal advisors) without Northward’s prior written consent. If the Merger contemplated by this Agreement do not proceed for any reason, then upon receipt of a written request from Northward, Bulldog Nevada will immediately return to Northward (or as directed by Northward) any information received regarding Northward’s business.

7.4
Notification. Between the date of this Agreement and the Closing Date, each of the parties to this Agreement will promptly notify the other parties in writing if it becomes aware of any fact or condition that causes or constitutes a material breach of any of its representations and warranties as of the date of this Agreement, if it becomes aware of the occurrence after the date of this Agreement of any fact or condition that would cause or constitute a material breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Disclosure Schedules relating to such party, such party will promptly deliver to the other parties a supplement to the Disclosure Schedules specifying such change. During the same period, each party will promptly notify the other parties of the occurrence of any material breach of any of its covenant in this Agreement or of the occurrence of any event that may make the satisfaction of such conditions impossible or unlikely.

7.5
Exclusivity. Until such time, if any, as this Agreement is terminated pursuant to this Agreement, Bulldog Nevada will not, directly or indirectly solicit, initiate, entertain or accept any inquiries or proposals from, discuss or negotiate with, provide any nonpublic information to, or consider the merits of any unsolicited inquiries or proposals from, any person or entity (other than Northward) relating to any transaction involving the sale of the business or assets (other than in the ordinary course of business), or any of the capital stock of Bulldog Nevada, or any merger, consolidation, business combination, or similar transaction.

7.6
Conduct of Bulldog Nevada Business Prior to Closing. From the date of this Agreement to the Closing Date, and except to the extent that Northward otherwise consents in writing, Bulldog Nevada will operate its business substantially as presently operated and only in the ordinary course and in compliance with all applicable laws, and use its best efforts to preserve intact its good reputation and present business organization and to preserve its relationships with persons having business dealings with it. Northward acknowledges that Bulldog Nevada may incur further loans from Antares under the Antares Loans to a maximum aggregate loan amount of $85,000, exclusive of any loan by Antares of $20,000 to repay and cancel the subscription for shares of William Heisinger.

7.7
Certain Acts Prohibited - Bulldog Nevada. Except as expressly contemplated by this Agreement and the Bulldog BC Acquisition Agreement, between the date of this Agreement and the Closing Date, Bulldog Nevada will not, without the prior written consent of Northward:

	(a)	amend its memorandum and articles, by-laws or other organizational documents;

(b)
incur any liability or obligation other than in the ordinary course of business or encumber or permit the encumbrance of any properties or assets of Bulldog Nevada, except as disclosed in a Disclosure Schedule to this Agreement;

	(c)	dispose of or contract to dispose of any Bulldog Nevada property or assets except in the ordinary course of business consistent with past practice;

	(d)	issue, deliver, sell, pledge or otherwise encumber or subject to any lien any shares of the Bulldog Nevada Common Stock, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities;

(e)
not (i) declare, set aside or pay any dividends on, or make any other distributions in respect of the Bulldog Nevada Common Stock, or (ii) split, combine or reclassify any Bulldog Nevada Common Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Bulldog Nevada Common Stock; or

(f)
not materially increase benefits or compensation expenses of Bulldog Nevada, other than as contemplated by the terms of any employment agreement in existence on the date of this Agreement, increase the cash compensation of any director, executive officer or other key employee or pay any benefit or amount not required by a Plan or arrangement as in effect on the date of this Agreement to any such person.

7.8
Certain Acts Prohibited - Northward. Except as expressly contemplated by this Agreement and the Bulldog BC Acquisition Agreement, between the date of this Agreement and the Closing Date, Northward will not, without the prior written consent of Bulldog Nevada:

	(a)	amend its certificate of incorporation, by-laws or other organizational documents;

(b)
incur any liability or obligation other than in the ordinary course of business or encumber or permit the encumbrance of any properties or assets of Northward, except as disclosed in a Disclosure Schedule to this Agreement;

	(c)	dispose of or contract to dispose of any Northward property or assets except in the ordinary course of business consistent with past practice;

	(d)	issue or sell shares of Northward Stock, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, other than in the Northward Private Placement; or

(e)
not (i) declare, set aside or pay any dividends on, or make any other distributions in respect of the Northward Stock, or (ii) split, combine or reclassify any Northward Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Northward Stock

7.9	Proxy Statement. As soon as is practical after execution of this Agreement, Bulldog Nevada will prepare a proxy statement in connection with the solicitation of approval of the shareholders of Bulldog Nevada to the Merger (the “Proxy Statement”). Northward will provide to Bulldog Nevada all information relating to Northward and Northward Sub as reasonably required to prepare the Proxy Statement in compliance with applicable corporate and securities laws. Bulldog Nevada will provide a copy of the Proxy Statement to Northward and its legal counsel for their review and comment prior to circulation to the shareholders of Bulldog Nevada. Bulldog Nevada and Northward will each use their commercially reasonable efforts to finalize the Proxy Statement and obtain the approval of the shareholders of Bulldog Nevada to the Merger. Bulldog Nevada will ensure solicitation of proxies is conducted in accordance with applicable securities law.

7.10
Public Announcements. Northward and Bulldog Nevada each agree that they will not release or issue any reports or statements or make any public announcements relating to this Agreement or the Merger contemplated herein without the prior written consent of the other party, except as may be required upon written advice of counsel to comply with applicable laws or regulatory requirements after consulting with the other party hereto and seeking their consent to such announcement.

7.11
Northward Board of Directors. Immediately upon the Closing, the current directors of Northward will adopt resolutions appointing a new board of directors for Northward consisting of three (3) members, consisting of John Cockburn, James McMillan and Boo Jock Chong, and will accept the resignations of Michael Waggett and Suzette Lewis. Northward will prepare and file a Schedule 14F information statement with the SEC as required under the Exchange Act in connection with the change of directors arising in connection with the completion of the Merger and the Bulldog Acquisition.

7.12
Northward Name Change. Northward agrees that it will change its corporate name to “Bulldog Technologies Inc.”, which name change will be effected either by (i) obtaining shareholder approval for such name change, or (ii) merging the Northward Sub into Northward. If required by law, Northward agrees to use its commercially reasonably efforts to seek such shareholder approval of the name change and to recommend to its shareholders that they approve the name change. If the Merger is not consummated for any reason, Northward will not proceed with the change of its corporate name to “Bulldog Technologies Inc.”. Bulldog Nevada acknowledges that completion of the name change is not a condition precedent to completion of the Merger or the Bulldog Acquisition.

7.13
Stock Split. Northward agrees that it will proceed with a split of the Northward Common Stock to be completed by way of a stock dividend of an additional 4.34 shares of Northward Common Stock for each one share of Northward Common Stock currently issued and outstanding (the “Stock Split”). Bulldog Nevada consents to the issue of the shares and other corporate actions of Northward necessary to give effect to the Stock Split.

ARTICLE 8.
CLOSING

8.1
Closing. The Closing shall take place on the Closing Date at the offices of the lawyers for Northward or at such other location as agreed to by the parties. Notwithstanding the location of the Closing, each party agrees that the Closing may completed by the exchange of undertakings between the respective legal counsel for Bulldog Nevada, the Principal Shareholder and Northward, provided such undertakings are satisfactory to each party’s respective legal counsel.

8.2
Closing Deliveries of Bulldog Nevada and the Principal. At Closing, Bulldog Nevada and the Principal Shareholder will deliver or cause to be delivered the following, fully executed and in form and substance reasonably satisfactory to Northward:

(a)	copies of all resolutions and/or consent actions adopted by or on behalf of the boards of directors of Bulldog Nevada evidencing approval of this Agreement and the Merger;

(b)	the certificate and attached documents required by Section 6.1(d) of this Agreement;

(c)
a certificate of an officer of Bulldog Nevada, dated as of Closing, certifying that (a) each covenant and obligation of Bulldog Nevada has been complied with, and (b) each representation, warranty and covenant of Bulldog Nevada is true and correct at the Closing as if made on and as of the Closing;

(d)	the Certificate of Merger duly executed by Bulldog Nevada and any other Bulldog Nevada Merger Documents, each duly executed by Bulldog Nevada, as required to give effect to the Merger; and

	(e)	the legal opinion required by Section 6.1(e) of this Agreement.

8.3	Closing Deliveries of Northward. At Closing, Northward will deliver or cause to be delivered the following, fully executed and in form and substance reasonably satisfactory to Bulldog Nevada:

(a)
copies of all resolutions and/or consent actions adopted by or on behalf of the boards of directors of Northward and the shareholder and directors of Northward Sub evidencing approval of this Agreement and the Merger;

(b)
a certificate of an officer of Northward, dated as of Closing, certifying that (a) each covenant and obligation of Northward has been complied with, and (b) each representation, warranty and covenant of Northward is true and correct at the Closing as if made on and as of the Closing;

(c)
a certificate of an officer of Northward Sub, dated as of Closing, certifying that (a) each covenant and obligation of Northward Sub has been complied with, and (b) each representation, warranty and covenant of Northward Sub is true and correct at the Closing as if made on and as of the Closing;

	(d)	the certificate and attached documents required by Section 6.2(d) of this Agreement;

	(e)	evidence of the closing of the Northward Private Placement, provided that such closing may be concurrent with the Closing;

	(f)	the Certificate of Merger duly executed by Northward Sub and any other Northward Merger Documents, each duly executed by Northward and Northward Sub, as required to give effect to the Merger;

	(g)	the legal opinion required by Section 6.2(e);

	(h)	the resignations required by Section 6.2(m) of this Agreement;

	(i)	the resolution required by Section 6.2(n) of this Agreement;

	(j)	evidence of the surrender of stock as required by Section 6.2(o) of this Agreement;

	(k)	the minute books and all corporate records of Northward; and

	(l)	a list of all bank, trust, savings, checking or other accounts of Northward.

ARTICLE 9.
TERMINATION

9.1	Termination. This Agreement may be terminated at any time prior to the Closing Date contemplated hereby by:

	(a)	mutual agreement of Northward, Northward Sub and Bulldog Nevada;

(b)
Northward, if there has been a breach by Bulldog Nevada or the Principal Shareholder of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of Bulldog Nevada or the Principal Shareholder that is not cured, to the reasonable satisfaction of Northward, within ten business days after notice of such breach is given by Northward (except that no cure period will be provided for a breach by Bulldog Nevada or the Principal Shareholder that by its nature cannot be cured);

	(c)	Bulldog Nevada, if there has been a breach by Northward of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of Northward that is not cured by the breaching party, to the reasonable satisfaction of Bulldog Nevada, within ten business days after notice of such breach is given by Bulldog Nevada (except that no cure period will be provided for a breach by Northward that by its nature cannot be cured);

	(d)	Northward or Bulldog Nevada, if the Merger contemplated by this Agreement have not been consummated prior to November 28, 2003, unless the parties agree to extend such date; or

(e)
Northward or Bulldog Nevada if any permanent injunction or other order of a governmental entity of competent authority preventing the consummation of the Merger contemplated by this Agreement has become final and nonappealable.

9.2
Effect of Termination. In the event of the termination of this Agreement as provided in Section 9.1, this Agreement will be of no further force or effect, provided, however, that no termination of this Agreement will relieve any party of liability for any breaches of this Agreement that are based on a wrongful refusal or failure to perform any obligations

ARTICLE 10.
INDEMNIFICATION; REMEDIES; SURVIVAL

10.1
Certain Definitions. For the purposes of this Article 10, the terms “Loss” and “Losses” means any and all demands, claims, actions or causes of action, assessments, losses, damages. liabilities, costs, and expenses, including without limitation, interest, penalties, fines and reasonable attorneys, accountants and other professional fees and expenses, but excluding any indirect, consequential or punitive damages suffered by Northward or Bulldog Nevada including damages for lost profits or lost business opportunities.

10.2
Agreement of Bulldog Nevada to Indemnify. Bulldog Nevada and the Principal Shareholder will indemnify, defend, and hold harmless Northward and Northward Sub, its respective officers, directors, shareholders, employees and affiliates from, against, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by Northward and Northward Sub by reason of, resulting from, based upon or arising out of:

(a)
the breach by Bulldog Nevada or the Principal Shareholder of any representation or warranty of Bulldog Nevada or the Principal Shareholder contained in or made pursuant to this Agreement, any Bulldog Merger Document or certificate or instrument delivered pursuant to this Agreement;

(b)
the breach or partial breach by Bulldog Nevada or the Principal Shareholders of any covenant or agreement of Bulldog Nevada made in or pursuant to this Agreement, or any Bulldog Merger Document or other certificate or instrument delivered pursuant to this Agreement.

10.3
Agreement of Northward to Indemnify. Northward and Northward Sub will indemnify, defend, and hold harmless Bulldog Nevada and the Principal Shareholder from, against, for, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by Bulldog Nevada and the Principal Shareholder by reason of, resulting from, based upon or arising out of:

(a)
the breach by Northward or Northward Sub of any representation or warranty of Northward or Northward Sub contained in or made pursuant to this Agreement, any Northward Merger Document or certificate or instrument delivered pursuant to this Agreement;

(b)
the breach or partial breach by Northward or Northward Sub of any covenant or agreement of Northward or Northward Sub made in or pursuant to this Agreement, or any Northward Merger Document or other certificate or instrument delivered pursuant to this Agreement.

ARTICLE 11.
MISCELLANEOUS PROVISIONS

11.1
Effectiveness of Representations; Survival. Each party is entitled to rely on the representations, warranties and agreements of each of the other parties and all such representation, warranties and agreement will be effective regardless of any investigation that any party has undertaken or failed to undertake. The representation, warranties and agreements will survive the Closing Date and continue in full force and effect until six (6) months after the Closing Date.

11.2
Further Assurances. Each of the parties hereto will cooperate with the others and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence, and confirm the intended purposes of this Agreement.

11.3	Amendment. This Agreement may not be amended except by an instrument in writing signed by each of the parties.

11.4
Expenses. Each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Merger contemplated hereby, including all fees and expenses of agents, representatives, counsel, and accountants.

11.5
Entire Agreement. This Agreement, the exhibits, schedules attached hereto and the other Merger Documents contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior arrangements and understandings, both written and oral, expressed or implied, with respect thereto. Any preceding correspondence or offers are expressly superseded and terminated by this Agreement.

11.6
Notices. All notices and other communications required or permitted under to this Agreement must be in writing and will be deemed given if sent by personal delivery, faxed with electronic confirmation of delivery, internationally-recognized express courier or registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as will be specified by like notice):

If to Bulldog Nevada:

BULLDOG TECHNOLOGIES INC.
128 - 11180 Coppersmith Place
Richmond, BC V7A 5G8
Attention: John Cockburn
Telephone: 604-271-8656
Fax: 604-271-8654

With a copy (which will not constitute notice) to:

CLARK WILSON
Barristers and Solicitors
800 - 885 West Georgia Street
Vancouver, BC V6C 3H1
Attention: Virgil Hlus, Esq.
Telephone: 604-687-5700
Fax: 604-687-6314

If to Northward:

NORTHWARD VENTURES, INC.
Suite 2120, 1066 West Hastings Street
Vancouver, British Columbia
Attention: Michael Waggett
Facsimile: 604-______________________

With a copy (which will not constitute notice) to:

Michael H. Taylor, Esq.
O'Neill & Taylor PLLC
Suite 1010, 435 Martin Street,
Blaine, WA 98230

Facsimile: (330) 332-2291

All such notices and other communications will be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of a fax, when the party sending such fax has received electronic confirmation of its delivery, (c) in the case of delivery by internationally-recognized express courier, on the business day following dispatch and (d) in the case of mailing, on the fifth business day following mailing.

11.7	Headings. The headings contained in this Agreement are for convenience purposes only and will not affect in any way the meaning or interpretation of this Agreement.

11.8	Benefits. This Agreement is and will only be construed as for the benefit of or enforceable by those persons party to this Agreement.

11.9	Assignment. This Agreement may not be assigned (except by operation of law) by any party without the consent of the other parties.

11.10	Governing Law. This Agreement will be governed by and construed in accordance with the laws of the Province of British Columbia applicable to contracts made and to be performed therein.

11.11	Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

11.12	Counterparts. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

11.13	Fax Execution. This Agreement may be executed by delivery of executed signature pages by fax and such fax execution will be effective for all purposes.

11.14	Schedules and Exhibits. The schedules and exhibits are attached to this Agreement and incorporated herein.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

NORTHWARD VENTURES, INC.
a Nevada corporation by its authorized signatory:

/s/ Michael Waggett
Signature of Authorized Signatory

MICHAEL WAGGETT
Name of Authorized Signatory

President
Position of Authorized Signatory

BULLDOG TECHNOLOGIES INC.
a Nevada corporation by its authorized signatory:

/s/ John M. Cockburn
Signature of Authorized Signatory

JOHN M. COCKBURN
Name of Authorized Signatory

President & CEO
Position of Authorized Signatory

SIGNED, SEALED AND DELIVERED

BY JOHN COCKBURN in the presence of:

/s/ Hector Wald
Signature of Witness

5769 184 A St.
Address of Witness	/s/ John Cockburn
JOHN COCKBURN
Surrey, B.C.

BULLDOG ACQUISITION CORP.
a Nevada corporation by its authorized signatory:

/s/ Michael Waggett
Signature of Authorized Signatory

MICHAEL WAGGETT
Name of Authorized Signatory

President
Position of Authorized Signatory